                                                                    EXHIBIT 28.1
                            PaineWebber Incorporated


                                  PRELIMINARY
                             BACKGROUND INFORMATION

                         CMC SECURITIES CORPORATION II
                                 SERIES 1996-C

        [$268,710,079] (APPROXIMATE) CLASS A VARIABLE-RATE CERTIFICATES



                                   DISCLAIMER

-------------------------------------------------------------------------------

The information included herein is produced and provided exclusively by PaineWebber Incorporated ("PW") as underwriter for the CMC Securities Corporation II 1996-C transaction, and not by or as agent for CMC Securities Corporation II or any of its affiliates (collectively, the "Depositor"). The Depositor has not prepared, reviewed or participated in the preparation hereof, is not responsible for the accuracy hereof and has not authorized the dissemination hereof. The analysis in this report is accurate to the best of PW's knowledge and is based on information provided by the Depositor. PW makes no representations as to the accuracy of such information provided by the Depositor.

The information herein is preliminary, and will be superseded by the applicable prospectus supplement and prospectus and by any other information subsequently filed with the Securities and Exchange Commission.

All opinions and conclusions in this report reflect PW's judgment as of this date and are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, PW does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis. The decision to adopt any strategy remains your responsibility. PW (or any of its affiliates) or their officers, directors, analysts or employees may have positions in securities, commodities or derivative instruments thereon referred to herein, and may, as principal or agent, buy or sell such securities, commodities or derivative instruments. In addition, PW may make a market in the securities referred to herein. Neither the information nor the opinions expressed shall be construed to be, or constitute, an offer to sell or buy or a solicitation of an offer to sell or buy any securities, commodities or derivative instruments mentioned herein. Finally, PW has not addressed the legal, accounting and tax implications of the analysis with respect to you and PW strongly urges you to seek advice from your counsel, accountant and tax advisor.

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

                         CMC Securities Corporation II
                                 Series 1996-C
                              PRICING INFORMATION

OFFERED CLASS:                                                                 A
APPROXIMATE FACE AMOUNT:                                          [$268,710,079]
INDEX:                                                           One Month Libor
EXPECTED SPREAD:                                                     [32-34 bps]
PRICE:                                                                  [100-00]
FIXED CAP:                                                                11.00%
AVAILABLE FUNDS:                                                             Yes
CATCHUP FEATURE:                                                             Yes

AVERAGE LIFE TO MATURITY:                                            [4.1] years
AVERAGE LIFE TO 10% CALL:                                            [3.8] years
EXPECTED MATURITY:                                                   [4/25/2024]
EXPECTED MATURITY TO 10% CALL:                                       [7/25/2006]
STATED MATURITY:                                                     [6/25/2031]

PRICING SPEED:                                                           20% CPR

1ST PAYMENT DATE:                                                       11/25/96
SETTLEMENT DATE:                                                        10/30/96
CUT-OFF DATE:                                                            10/1/96

PAYMENT DELAY:                                                              None
INTEREST PAYMENT:                                                     Actual/360
PAYMENT TERMS:                                                           Monthly
RATINGS:                                          AAAr from S&P/Aaa from Moody's


                         AVERAGE LIFE TABLE (IN YEARS)
                         -----------------------------

                                 CPR SCENARIO
                                      10%   15%   20%      25%      30%      35%      40%
-----------------------------------------------------------------------------------------
To Call:                              7.2   5.1   3.8      3.0      2.4      2.0      1.7
-----------------------------------------------------------------------------------------
To Maturity:                          7.6   5.5   4.1      3.3      2.7      2.2      1.9
-----------------------------------------------------------------------------------------

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THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A
DISCLAIMER, PLEASE CONTACT YOUR PAINEWEBBER INCORPORATED FINANCIAL ADVISOR IMMEDIATELY.

                         CMC Securities Corporation II
                                 Series 1996-C
                                SUMMARY OF TERMS


Title of Securities:             CMC Securities Corporation II REMIC Pass-
                                 Through Certificates, Series 1996-C One Senior
                                 Certificate (the "Senior Certificate" or "Class
                                 A Certificate") and two Reserve Funds.

Underwriter:                     PaineWebber Incorporated

Depositor:                       CMC Securities Corporation II

Master Servicer:                 Capstead Mortgage Corp.

Originators:                     Various, as described below

Underlying Mortgage Collateral:  The Certificates will be secured, in part, by
                                 "A" quality, first lien mortgage loans,
                                 including:
                                 (i) approximately [$130.5 MM] of Capstead
                                 Mortgage Corporation 6 month LIBOR Adjustable Rate Weighted Average Pass-Through Certificates (the "Underlying Certificates") (ii) approximately [$37.4 MM] of CMT Adjustable Rate Loans originated by GMAC;
                                 (iii) approximately [$78.0 MM] of CMT
                                 Adjustable Rate Loans originated by First
                                 Nationwide;
                                 (iv) approximately [$18.8 MM] of CMT Adjustable Rate Loans originated by Imperial Credit Industries;
                                 (v) approximately [$3.7 MM] of COFI Adjustable Rate Loans originated by California Federal; and
                                 (vi) approximately [$0.3 MM] of 6 month LIBOR Adjustable Rate Loans originated by First California Mortgage Company ((ii) - (vi), the "Underlying Mortgage Loans").

Trustee and Back-up Servicer:    Texas Commerce Bank, N.A.

FSA Guaranty:                    The Class A Certificates will have the benefit
                                 of a 100% FSA guarantee with respect to
                                 principal and interest (subject to the
                                 Available Funds Cap). FSA's claims-paying ability is rated AAA by S&P and Aaa by Moody's.

Offered Certificate Balances:    Class A Certificates   [$268,710,079]

Securities Offered:              Class A

Offering:                        Public shelf offering - a prospectus and
                                 prospectus supplement will be distributed after pricing.

Settlement Date:                 10/30/96

First Payment Date:              11/25/96

Form of Offered Certificates:    Book-Entry form, same-day funds through DTC for
                                 the Class A Certificates.

Interest Rate:                   1 Month LIBOR+ [32-34 bps] on Class A
                                 Certificates subject to the Available Funds Cap and the Life Cap.

Life Cap:                        11% Fixed Cap.

Available Funds Cap:             The "Available Funds Cap" will equal the net
                                 collateral interest less the sum of (i) the FSA premium, (ii) the trustee fees and other fees, and (iii) the carve out to the extent needed for credit enhancement (defined to be 25 bps annually on the Class A Certificate balance).

Catch Up Feature:                Shortfalls of interest due to the Available
                                 Funds Cap will be tracked and paid in current or future months by way of the Reserve Funds to the extent excess cash is available. Such shortfall carry-forwards accrue interest at the then current Class A Interest Rate.

Pricing Assumption:              20% CPR

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THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A
DISCLAIMER, PLEASE CONTACT YOUR PAINEWEBBER INCORPORATED FINANCIAL ADVISOR IMMEDIATELY.

                         CMC Securities Corporation II
                                 Series 1996-C
                          SUMMARY OF TERMS (CONTINUED)


Credit Enhancement:              Over-Collateralization Levels
                                 -----------------------------
                                 Percent of Original:   1.50%
                                 Percent of Current:    3.00%
                                 Floor:                 0.50%
                                 First Step-Down:       30 months

                                 The "Over-Collateralization Target" will be
                                 1.50% of the cut-off Underlying Mortgage Loan Balance for the first 30 periods. After such time the Over-Collateralization Target will equal the minimum of 1.50% of the cut-off Underlying Mortgage Loan Balance and 3.00% of the current Underlying Mortgage Loan Balance. The Over-Collateralization Target will at no time be less than 0.50% of the cut-off the Underlying Mortgage Loan Balance. The levels described in this paragraph assume that certain loss and delinquency triggers are met. (N.B. no Over-Collateralization is calculated on the Underlying Certificates)

                                 "Excess Interest" will equal the net collateral interest less the sum of (i) the bond interest payment, (ii) the FSA premium, (iii) the trustee fees and other fees, and (iv) the carve out to the extent needed for credit enhancement (defined to be 25 bps annually on the Class A Certificate balance). The Excess Interest is first available to cover losses.

                                 The "Allocated Excess Interest" for the first 10 periods will be 60% of the Excess Interest and for the remaining periods will be 100% of the Excess Interest.

                                 The "Allocated Excess Interest" is used to accelerate the Class A Certificates to increase Over-Collateralization to the Over-Collateralization Target. When the Over-Collateralization Target is allowed to step-down, principal payments will be released as Excess Interest up to the amount of the step-down to the extent principal is available.

                                 The Over-Collateralization is increased by applying Allocated Excess Interest as principal payments to the Class A Certificates.

Payment Date:                    The 25th day of each month (or, if any such
                                 date is not a business day, the next business day thereafter) commencing on November 25, 1996.

Interest Accrual Period:         Interest will accrue on the Class A
                                 Certificates at the variable rate per annum described herein for such class during each one-month period ending on the day prior to the related Distribution Date, provided, however, the Interest Accrual Period for the November
                                 1996 Distribution Date will commence on the Closing Date and will end on the day prior to such Distribution Date.

Optional Cleanup Call:           The Master Servicer may call the Certificates
                                 on any Remittance Date on which the aggregate principal balance of the Mortgage Loans is equal to or less than 10% of the aggregate principal balance thereof on the Cut-off Date.

Servicing and Other Fees:        The collateral is subject to certain fees,
                                 including, as applicable, a servicing fee, a fee for the FSA guarantee, pool insurance fees, a trustee fee and a master servicing fee. See the collateral description herein for details.

ERISA Considerations:            The Class A Certificates will be ERISA
                                 eligible. However, investors should consult with their counsel with respect to the consequences under ERISA and the Internal
                                 Revenue Code of the Plan's acquisition and ownership of such certificates.

Tax Election:                    REMIC

Legal Investment:                The Class A Certificates will be
                                 SMMEA-eligible.

Senior Certificate Ratings:      "AAAr" by S&P and "Aaa" by Moody's

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THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A
DISCLAIMER, PLEASE CONTACT YOUR PAINEWEBBER INCORPORATED FINANCIAL ADVISOR IMMEDIATELY.

                         CMC Securities Corporation II
                                 Series 1996-C
                          SUMMARY OF TERMS (CONTINUED)


Prospectus:                      The Certificates are being offered pursuant to
                                 a Prospectus which includes a Prospectus
                                 Supplement (together, the "Prospectus").
                                 Complete information with respect to the offered Certificates and the Collateral is contained in the Prospectus. The foregoing is qualified in its entirety by the information appearing in the Prospectus. To the extent that the foregoing is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the offered Certificates may not be consummated unless the purchaser has received the Prospectus.



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THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A
DISCLAIMER, PLEASE CONTACT YOUR PAINEWEBBER INCORPORATED FINANCIAL ADVISOR IMMEDIATELY.

                         CMC Securities Corporation II
                                 Series 1996-C
                               COLLATERAL SUMMARY

             Collateral Statistics for Loans as of the Cut-Off Date


Collateral by Originator:              Type of Loan       Count      Balance     Percentage            Total Fees
                                    -------------------  -------  -------------  -----------  -----------------------------
         Capstead Certificates:          6 Month LIBOR       523  $130,466,769        48.55%                  93-103.7 bps
              First Nationwide:             1 Year CMT       245    78,005,506        29.03%                        52bps*
                          GMAC:            6 month CMT       122    35,350,982        13.16%                      39.5 bps
                                         3/1 (CMT) ARM         7     2,077,134         0.77%                      39.5 bps
            California Federal:     11th District COFI         9     3,594,513         1.34%                        52 bps
                                            1 Year CMT         2        86,848         0.03%                        52 bps
 First California Mortgage Co.:          6 Month LIBOR         1       325,234         0.12%                        52 bps
                           ICI:             1 Year CMT       104    18,803,093         7.00%                      39.5 bps
                                                         -------  ------------
    TOTAL:                                                 1,013  $268,710,079
                                                                                              *ONE LOAN HAS 102BPS IN FEES

Average Loan Principal Balance:               $265,262    Range:        $4,994  -  $978,066

Weighted Average Coupon (Gross):              7.9652%     Range:          5.5%  -  9.25%

Weighted Average Original Term:               360        Ranges:        (= 180  -  0.23%
(months)                                                               181-240  -  0.08%
                                                                       241-360  - 99.39%
                                                                       361-480  -  0.30%

Weighted Avg Stated Remaining                 337        Ranges:        (= 180  -  0.31%
Term:  (months)                                                        181-240  -  0.05%
                                                                       241-264  -  0.06%
                                                                       265-288  -  0.80%
                                                                       289-312  -  0.43%
                                                                       313-336  - 60.89%
                                                                       337-360  - 37.16%
                                                                       361-480  -  0.30%

Weighted Average LTV:                  78.55%            Ranges:        12.56%  - 95.44%

Property Type:
                Single Family (1-4):   83.47%
                                PUD:   11.56%
                              Condo:    4.97%

Occupancy Status:
                       Primary Home:    98.52%
                              Other:     1.48%

Geographic Distribution:
                         California:    81.95%
                         New Jersey:     2.25%
                              Texas:     1.78%
                              Other:    14.02%

Age in Years:
                          0-1 years:    29.83%
                          1-2 years:    12.03%
                             2+ yrs:    58.14%




--------------------------------------------------------------------------------
THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PAINEWEBBER INCORPORATED FINANCIAL ADVISOR IMMEDIATELY.

                         CMC Securities Corporation II
                                 Series 1996-C
                         COLLATERAL SUMMARY (CONTINUED)

Document Type:
                       Full:      81.63%
        Alternate or Reduced      18.37%

Purpose:
                   Purchase:      45.43%
              Cash Out Refi:       5.54%
             Rate/Term Refi:      49.02%

ARM Index Types:
                 CMT 1 Year:      36.06%
                CMT 6 Month:      13.16%
              6 Month LIBOR:      48.67%
                      Other:       2.11%

ARM Rate Reset Month:
              November 1996:      14.23%
              December 1996:       9.81%
               January 1997:      15.83%
              February 1997:      15.89%
                 March 1997:       9.88%
                 April 1997:      18.35%
                   May 1997:      14.78%
        June 1997-July 1999:       1.23%

  Convertible to Fixed Rate:      10.85%


Additional ARM Information:     Weighted Average      Weighted Average        Weighted Average     Weighted Average         Weighted
                             Gross Interest Rate          Gross Margin          Gross Life Cap     Gross Life Floor          Average
                                                                                                                             Stated
                                                                                                                            Maturity
------------------------------------------------------------------------------------------------------------------------------------
                Capstead:               8.5020%                 2.862%                11.197%               3.366%       330 months
------------------------------------------------------------------------------------------------------------------------------------

                             Range:7.625-9.250%    Range: 2.125-3.500%   Range: 9.625-14.125%   Range:2.125-6.125%   Range:151-339
                                                                                                                          months
------------------------------------------------------------------------------------------------------------------------------------

       First Nationwide:                7.0007%                 2.994%                12.991%               2.994%       352 months
------------------------------------------------------------------------------------------------------------------------------------

                             Range:5.875-7.750%     Range:2.750-4.000%   Range:11.875-13.750%   Range:2.750-4.000%   Range:172-355
                                                                                                                          months
------------------------------------------------------------------------------------------------------------------------------------

                  GMAC:                 8.1034%                 2.868%                11.266%               2.868%       338 months
------------------------------------------------------------------------------------------------------------------------------------

                             Range:7.250-8.500%     Range:2.750-2.875%   Range:10.500-15.750%   Range:2.750-2.875%   Range:334-357
                                                                                                                          months
------------------------------------------------------------------------------------------------------------------------------------

    California Federal:                 7.2478%                 2.389%                13.227%               2.389%       310 months
------------------------------------------------------------------------------------------------------------------------------------

                             Range:7.125-8.375%     Range:2.250-2.750%   Range:10.000-16.250%   Range:2.250-2.750%   Range:213-404
                                                                                                                          months
------------------------------------------------------------------------------------------------------------------------------------

      First California
            Mortgage*:                   8.250%                 3.000%                10.875%               3.000%       319 months
------------------------------------------------------------------------------------------------------------------------------------

             *ONE LOAN             Range: N/A            Range: N/A             Range: N/A             Range: N/A         Range: N/A
------------------------------------------------------------------------------------------------------------------------------------

                  ICI:                  8.1018%                 2.927%                11.076%               2.949%       323 months
------------------------------------------------------------------------------------------------------------------------------------

                             Range:5.500-9.125%     Range:2.500-3.250%     Range:9.500-15.250%  Range:2.750-4.250%    Range:92-349
                                                                                                                          months
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PAINEWEBBER INCORPORATED FINANCIAL ADVISOR IMMEDIATELY.